Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Paradise Music & Entertainment, Inc. on Form S-3 of our audits of the consolidated statements of operations, stockholder equity, and cash flows of Paradise Music & Entertainment, Inc. for the years ended June 30, 1999 and 1998. We also consent to the reference to our firm under the caption "Experts."

Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 31, 2000